Exhibit 99.1

VF CORPORATION ANNOUNCES DEFINITIVE AGREEMENT TO ACQUIRE ICONIC, GLOBAL STREETWEAR LEADER SUPREME®

•	Acquisition accelerates VF’s consumer minded, retail-centric, hyper-digital business model transformation;

•	Acquisition follows long-standing relationship between Supreme® and VF, with the Supreme® brand a regular collaborator with VF’s Vans®, The North Face® and Timberland® brands;

•	The Supreme® brand offers a $1 billion global opportunity over time through International and Direct-to-Consumer (DTC) expansion, core pillars of VF’s 2024 strategy;

•	The Supreme® brand’s DTC model, brand loyalty and global footprint complements the ‘street-inspired’ aspects of VF’s Vans®, The North Face®, Timberland® and Dickies® brands;

•	Acquisition is consistent with VF’s commitment to active portfolio management and enhances VF’s growth, profitability and cash flow profile; and,

•	The Supreme® brand is expected to be modestly accretive to VF’s revenue and adjusted EPS in fiscal 2021. The Supreme® brand is expected to contribute at least $500 million of revenue and $0.20 of adjusted EPS in fiscal 2022.

DENVER, Colo., November 9th, 2020 – VF Corporation (NYSE: VFC), a global leader in branded lifestyle apparel, footwear and accessories, and Supreme®, a privately-owned global streetwear brand, today jointly announced that they have signed a definitive merger agreement. Current investors, The Carlyle Group and Goode Partners, are selling their stakes in the Supreme® brand.

The transaction is expected to be completed late in calendar year 2020, subject to customary closing conditions and regulatory approval. Additional details regarding the transaction and the strategic rationale supporting it will be reviewed during a VF conference call held at 8:30 a.m. Eastern Time today. The conference call will be broadcast live via the internet, accessible at ir.vfc.com. An investor presentation will also be available at the same location beginning at approximately 7:30 a.m. Eastern Time today and will be archived at the same location.

Supreme® sells apparel, accessories and footwear under its namesake brand globally through direct-to-consumer channels, primarily digital. The Supreme® brand’s founder, James Jebbia and the senior leadership team of the brand will remain with the company, headquartered in New York City, New York.

“We are thrilled to welcome Supreme® to the VF family and to build on our decades-long relationship as we create value for all of our stakeholders. VF is the ideal steward to honor the authentic heritage of this cultural lifestyle brand while providing the opportunity to leverage our scale and expertise to enable sustainable long-term growth,” said Steve Rendle, VF’s Chairman, President, and Chief Executive Officer. “The acquisition of the Supreme® brand is further validation of our vision and strategy to further evolve our portfolio of brands to align with the total addressable market opportunities we see driving the apparel and footwear sector. The Supreme® brand will further accelerate VF’s hyper-digital business model transformation and will be a meaningful driver of VF’s commitment to top quartile total shareholder return and long-term value creation.”

“We are proud to join VF, a world-class company that is home to great brands we’ve worked with for years, including The North Face, Vans, and Timberland,” said Jebbia. “This partnership will maintain our unique culture and independence, while allowing us to grow on the same path we’ve been on since 1994.”

Morgan Stanley provided a fairness opinion in connection with the transaction, and Davis Polk & Wardwell LLP served as legal advisor.

Forward-looking Statements

Certain statements included in this release are "forward-looking statements" within the meaning of the federal securities laws. Forward-looking statements are made based on our expectations and beliefs concerning future events impacting VF and therefore involve several risks and uncertainties. You can identify these statements by the fact that they use words such as “will,” “anticipate,” “estimate,” “expect,” “should,” and “may” and other words and terms of similar meaning or use of future dates, however, the absence of these words or similar expressions does not mean that a statement is not forward-looking. All statements regarding VF’s plans, objectives, projections and expectations relating to VF’s operations or financial performance, and assumptions related thereto are forward-looking statements. We caution that forward-looking statements are not guarantees and that actual results could differ materially from those expressed or implied in the forward-looking statements. VF undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law. Potential risks and uncertainties that could cause the actual results of operations or financial condition of VF to differ materially from those expressed or implied by forward-looking statements include, but are not limited to: risks arising from the widespread outbreak of an illness or any other communicable disease, or any other public health crisis, including the coronavirus (COVID-19) global pandemic; the level of consumer demand for apparel, footwear and accessories; disruption to VF’s distribution system; the financial strength of VF’s customers; fluctuations in the price, availability and quality of raw materials and contracted products; disruption and volatility in the global capital and credit markets; VF’s response to changing fashion trends, evolving consumer preferences and changing patterns of consumer behavior; intense competition from online retailers; manufacturing and product innovation; increasing pressure on margins; VF’s ability to implement its business strategy; VF’s ability to grow its international and direct-to-consumer businesses; retail industry changes and challenges; VF’s and its vendors’ ability to maintain the strength and security of information technology systems; the risk that VF’s facilities and systems and those of our third-party service providers may be vulnerable to and unable to anticipate or detect data security breaches and data or financial loss; VF’s ability to properly collect, use, manage and secure consumer and employee data; foreign currency fluctuations; stability of VF’s manufacturing facilities and foreign suppliers; continued use by VF’s suppliers of ethical business practices; VF’s ability to accurately forecast demand for products; continuity of members of VF’s management; VF’s ability to protect trademarks and other intellectual property rights; possible goodwill and other asset impairment; maintenance by VF’s licensees and distributors of the value of VF’s brands; VF’s ability to execute and integrate acquisitions; changes in tax laws and liabilities; legal, regulatory, political and economic risks; the risk of economic uncertainty associated with the exit of the United Kingdom from the European Union (“Brexit”) or any other similar referendums that may be held; adverse or unexpected weather conditions; VF's indebtedness and its ability to obtain financing on favorable terms, if needed, could prevent VF from fulfilling its financial obligations; climate change and increased focus on sustainability issues; and risks associated with the spin-off of our Jeanswear business completed on May 22, 2019, including the risk that VF will not realize all of the expected benefits of the spin-off; the risk that the spin-off will not be tax-free for U.S. federal income tax purposes; and the risk that there will be a loss of synergies from separating the businesses that could negatively impact the balance sheet, profit margins or earnings of VF. More information on potential factors that could affect VF’s financial results is included from time to time in VF’s public reports filed with the SEC, including VF’s Annual Report on Form 10-K, and Quarterly Reports on Form 10-Q, and Forms 8-K filed or furnished with the SEC.

About VF

Founded in 1899, VF Corporation is one of the world’s largest apparel, footwear and accessories companies connecting people to the lifestyles, activities and experiences they cherish most through a family of iconic outdoor, active and workwear brands including Vans®, The North Face®, Timberland® and Dickies®. Our purpose is to power movements of sustainable and active lifestyles for the betterment of people and our planet. We connect this purpose with a relentless drive to succeed to create value for all stakeholders and use our company as a force for good. For more information, please visit vfc.com.

About Supreme®

In April 1994, Supreme® opened its doors on Lafayette Street in downtown Manhattan and became the home of New York City skate culture. At its core was a group of neighborhood kids, New York skaters and local artists who became the store’s staff, crew and customers. While it developed into a downtown institution, Supreme established itself as a brand known for its quality, style, and authenticity. Over 25 years, the Supreme® brand has expanded from its New York City origins into a global community.

VF Corporation Contacts

Joe Alkire	Craig Hodges
Vice President, Corporate Development,	Vice President,
Investor Relations and Treasury	Corporate Affairs
Joe_Alkire@vfc.com	Craig_Hodges@vfc.com